UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2007

US ENERGY INITIATIVES CORPORATION

 (Exact name of registrant as specified in its charter)

Georgia	000-51789	58-2267238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12812 Dupont Circle, Tampa, Florida 33626
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (813) 287-5787

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On December 6, 2007 US Energy Initiatives Corporation (the "Company") received a letter from Dutchess Private Equities Fund LP and Dutchess Private Equities Fund II LP (collectively “Dutchess”) whereby Dutchess claimed that the Company and its subsidiaries are in default with respect to a series of loan agreements by and between the Company and Dutchess.  In addition to any remedy available to Dutchess under the loan agreements, Dutchess has proposed to forgive a portion of the debt if the Company agrees to sell Dutchess the assets of its subsidiary, Advanced Aerosol Technologies, Inc. f/k/a Sea Spray Aerosol, Inc.  The Company has not had the opportunity to make an independent investigation of the claims made by Dutchess.  It is not possible at this time to reasonably assess the outcome of any claim asserted by Dutchess or its impact on the Company or any of its subsidiaries.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

None

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ENERGY INITIATIVES CORPORATION

Date: December 12, 2007	By:	/s/ PHILIP RAPPA
Philip Rappa
Chief Executive Officer